Exhibit 5.1

August 23, 2017

Digital Ally, Inc.

9705 Loiret Blvd.

Lenexa, KS 66219

Re:	Registration Statement on Form S-3 (File No. 333-202944)

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3, File No. 333-202944, as amended by Amendment No. 1 thereto (the “Registration Statement”), filed by Digital Ally, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective by the Commission on May 18, 2015 under the Securities Act. Pursuant to the Registration Statement, the Company is issuing (i) 940,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share; (ii) Series A-1 Warrants and Series A-2 Warrants exercisable to purchase up to a total of 880,000 shares of common stock and (iii) Series B Warrants exercisable to purchase up to 60,000 shares of common stock. The Series A-1 Warrants, Series A-2 Warrants and Series B Warrants are referred to herein as the “Warrants.” The Shares and Warrants are to be sold by the Company pursuant to a Securities Purchase Agreement, dated August 21, 2017 (the “Purchase Agreement”), among the Company and the purchasers named therein.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth in this letter, I have examined and relied upon copies of the Registration Statement, the Company’s base prospectus, dated May 18, 2015 (the “Base Prospectus”), the Company’s prospectus supplement, dated August 23, 2017, supplementing the Base Prospectus and relating to the Shares and the Warrants (the “Prospectus Supplement”), the Purchase Agreement, the Company’s articles of incorporation and bylaws, each as currently in effect, and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Shares and Warrants by the Company. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to me for examination. As to facts relevant to the opinions expressed herein, I have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, I am of the opinion that the issuance and sale of the Shares covered by the Registration Statement pursuant to the Purchase Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, in accordance with the Purchase Agreement.

Further, I am of the opinion that the Warrants to be issued pursuant to the Agreement have been duly authorized and validly issued and are fully paid and nonassessable. The shares of common stock to be issued upon exercise of the Warrants have been duly and validly authorized and reserved for issuance, and when issued upon the exercise of the Warrants in accordance with the terms therein, will be validly issued, fully paid and nonassessable.

I am admitted to the bar of the State of Arizona. I express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

I hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement, and to the reference to me under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, I do not thereby admit that I am are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely yours,

/s/ Christian J. Hoffmann, III
Securities Counsel
Digital Ally, Inc.